Ernst & Young LLP 1775 Tysons Boulevard Tysons, VA 22102	Tel: +1 703 747 1000 ey.com

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “Senior Securities” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated April 30, 2025, and each included in this Post-Effective Amendment No. 18 to the Registration Statement (Form N-2, File No. 333-222106) of Carlyle Tactical Private Credit Fund (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated February 27, 2025, with respect to the consolidated financial statements and financial highlights of Carlyle Tactical Private Credit Fund included in the Annual Report (Form N-CSR) for the year ended December 31, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia

April 28, 2025

A member firm of Ernst & Young Global Limited